FOR IMMEDIATE RELEASE

Investor	Glenn Sblendorio	Media	Chris Smith
Contact:	Chief Financial Officer	Contact:	Public Relations & Corporate
	Office: (212) 824-3121		Communications
	Fax : (212) 824-3246		Office: (212) 824-3203
	Email: glenn.sblendorio@eyetech.com		Mobile: (973) 489-5076
	www.eyetech.com		E-mail: chris.smith@eyetech.com
www.eyetech.com

EYETECH RAISES FULL-YEAR SALES FORECAST
FOR MACUGEN® (pegaptanib sodium injection)

Company shares research and development program to expand Macugen franchise and develop pipeline of compounds for ocular diseases

NEW YORK, JUNE 22, 2005 — Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) announced today that it revised its 2005 forward-looking guidance for net product revenue from the sale of Macugen® (pegaptanib sodium injection), the only FDA-approved therapy for the treatment of all types of neovascular age-related macular degeneration (neovascular AMD). Eyetech now expects net product revenue from the sale of Macugen to be in a range of $175 — $190 million for the full fiscal year ending December 31, 2005. This revised guidance compares with previous company estimates of $135 — $150 million for the full year. The company plans to provide a full financial update during its second quarter earnings call in late July. Eyetech and Pfizer Inc launched Macugen in the United States on January 20, 2005.

“Macugen’s launch has exceeded our initial expectations and we are pleased that Macugen is quickly establishing itself as a foundation therapy for neovascualar AMD,” said David R. Guyer, M.D., Chief Executive Officer of Eyetech. “The strong Macugen sales to date represent continued growth in new accounts combined with larger and more frequent re-orders, which demonstrates that retinal specialists are adopting Macugen even faster than we previously anticipated.”

Macugen’s pioneering technology and early success in treating patients with neovascular AMD has paved the way for Eyetech and its strategic partners to initiate research programs on a number of exciting compounds, specifically aptamers, for use in the treatment of various eye diseases and certain cancers.

A key component of Eyetech’s development program is to investigate E10030, a compound being developed with Archemix Corp. that suppresses platelet-derived growth factor-B (PDGF-B), another key protein that regulates cell growth and plays a role in many eye diseases. Eyetech plans to study E10030 both as a single agent and in combination with Macugen for neovascular AMD and plans to initiate clinical trials in mid-2006. Separately, Eyetech and Pfizer are collaborating on clinical trial programs to expand the Macugen franchise to additional disease areas with unmet medical needs. The companies plan to begin a Phase 2/3 trial for Macugen in diabetic macular edema (DME) in the second half of 2005, and already initiated a Phase 2 trial in 2004 to determine the safety, efficacy and pharmacokinetics of Macugen in patients with central retinal vein occlusion (RVO). Additional research is focusing on the use of Macugen as part of combination therapy with photodynamic therapy (PDT) for the treatment of neovascular AMD as well as a sustained-release drug delivery system for Macugen.

“Our research plans for Macugen reflect our commitment to meeting unmet medical needs in ophthalmology and the important role we believe we can play in helping people whose lives have been devastated by eye diseases,” said Anthony P. Adamis, M.D., Chief Scientific Officer of Eyetech. “We are leveraging Macugen’s anti-VEGF capabilities and exploring an enhanced drug delivery program for Macugen for the possible treatment of certain cancers such as glioblastoma. In addition, our drug development pipeline is identifying several aptamer-based compounds that target exciting new areas including TGF beta for ocular scarring, a condition that follows glaucoma surgery, retinal detachment surgery and chronic neovascular AMD, and the ICAM cascade, which plays a role in the progression of diabetic retinopathy.”

A complete overview of the research and development programs for Macugen as well as Eyetech’s plans to discover new compounds will be presented to investors, analysts and media this afternoon at Eyetech Vision Day in New York. For details about the event, including a live audio web cast, please visit the Investor Relations section of our corporate web site, www.eyetech.com.

In addition, Eyetech also recently adopted new initiatives to lower future expenses and realign incentives for employees. One initiative allows for the acceleration of the vesting of certain out-of-the-money stock options. Based on current assumptions, the acceleration of the affected options has the effect of reducing the charge related to the expensing of unvested options by as much as $61 million over the 40 months following the required implementation of a new accounting rule, SFAS No. 123(R), in 2006. Another initiative provides for the grant of new shares of restricted stock to holders of such out-of-the-money options to realign incentives. The company anticipates that there will be a non-cash income statement charge over the next 12-months in the range of $17 to $19 million based on current assumptions resulting from these new grants.

“The Board recognizes the need to address the effect of market events on our equity incentives. Taken together, the decision to accelerate the vesting of certain out-of-the-money stock options and grant new shares of restricted stock provides a future financial statement benefit and keeps our employees invested in the future success of Eyetech,” said Glenn Sblendorio, Chief Financial Officer of Eyetech.

About Macugen

Macugen is a pegylated anti-VEGF aptamer, which binds to vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and increased permeability (leakage from blood vessels), two of the primary pathological processes responsible for the vision loss associated with neovascular AMD. Macugen works by binding to the specific isoform VEGF165, which is believed to be responsible for the pathological blood vessel growth and leakage in ocular neovascularization. Studies suggest that this selectivity is the reason why no physical destruction of vasculature has been observed in connection with use of Macugen.

Macugen is administered in a 0.3 mg dose once every six weeks by intravitreal injection. It is not approved for the treatment of DME or RVO at this time.

Macugen also is approved for neovascular AMD in Canada and Brazil and is expected to be available in both countries later this year. Macugen has been filed for approval in the European Union, Australia and Switzerland.

For full prescribing information about Macugen, please visit www.macugen.com.

Important Safety Information

Macugen is contraindicated in patients with ocular or periocular infections.

Intravitreal injections including those with Macugen have been associated with endophthalmitis. Proper aseptic injection technique — which includes use of sterile gloves, a sterile drape, and a sterile eyelid speculum (or equivalent) — should always be utilized when administering Macugen. In addition, patients should be monitored during the week following the injection to permit early treatment, should an infection occur.

Increases in intraocular pressure (IOP) have been seen within 30 minutes of injection with Macugen. Therefore, IOP as well as the perfusion of the optic nerve head should be monitored and managed appropriately.

Serious adverse events related to the injection procedure occurring in <1% of intravitreal injections included endophthalmitis, retinal detachment, and iatrogenic traumatic cataract.

Most frequently reported adverse events in patients treated for up to two years were anterior chamber inflammation, blurred vision, cataract, conjunctival hemorrhage, corneal edema, eye discharge, eye irritation, eye pain, hypertension, increased IOP, ocular discomfort, punctate keratitis, reduced visual acuity, visual disturbance, vitreous floaters, and vitreous opacities. These events occurred in approximately 10% to 40% of patients.

About Eyetech Pharmaceuticals, Inc.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech’s initial focus is on diseases affecting the back of the eye. Eyetech is commercializing and further developing Macugen® (pegaptanib sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for other indications including DME and RVO.

Eyetech Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future revenue, future operations, future clinical trials, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to continued acceptance of Macguen by the medical community, by patients receiving therapy and by third party payors;

supplying sufficient quantities of Macugen to meet anticipated market demand; our dependence on third parties to manufacture Macugen; the impact of competitive products and potentially competitive product candidates; our dependence on our strategic collaboration with Pfizer; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; new information arising out of clinical trial results; successful recruitment of patients for the clinical development of new compounds and Macugen in other indications; successful outcomes in the further clinical development of Macugen and other compounds; regulatory approval of Macugen for other indications and other compounds; and the success of Macugen’s recent launch generally. These and other risks are described in greater detail in the “Risk Factors” section of our most recent annual report on Form 10-Q filed with the United States Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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